Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2025, relating to the financial statements in the Annual Report on Form 10-K of SANUWAVE Health, Inc. for the year ended December 31, 2024.

/s/ Marcum LLP

New York, NY
August 22, 2025